UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 27, 2001


                        COMMISSION FILE NUMBER: 000-18668


                        MAIN STREET AND MAIN INCORPORATED
             (Exact name of registrant as specified in its charter)


           DELAWARE                                              11-2948370
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


             5050 N. 40TH STREET, SUITE 200, PHOENIX, ARIZONA 85018
                    (Address of principal executive offices)


                                 (602) 852-9000
              (Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On August 27, 2001, Main Street and Main Incorporated (the "Company") engaged the accounting firm of KPMG as its new independent public accountants and dismissed Arthur Andersen LLP. The decision to change the Company's accounting firm was recommended and approved by the Company's Audit Committee of the Board of Directors and approved by the Company's Board of Directors.

(b) During the two most recent fiscal years ended December 25, 2000 and December 27, 1999 and the subsequent interim reporting periods from the last audit date of December 25, 2000, through and including the termination date of August 27, 2001, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events.

(c) The report of Arthur Andersen LLP on the financial statements of the Company for the past two fiscal years ended December 25, 2000 and December 27, 1999, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(d) The Company has not consulted with KPMG during the last two fiscal years ended December 25, 2000 and December 27, 1999 or during the subsequent interim reporting periods from the last audit date of December 25, 2000, through and including the termination date of August 27, 2001, on either the application of accounting principles or type of opinion KPMG might issue on the Company's financial statements.

(e) The Company has requested Arthur Andersen LLP to furnish a letter addressed to the Securities and Exchange Commission ("SEC") stating whether Arthur Andersen LLP agrees with the above statements made by the Company. A copy of this letter addressed to the SEC, dated September 14, 2001, and is filed as Exhibit 16 to this Form 8-K/A.

ITEM 7. EXHIBITS

     Exhibit 16 - Letter of Arthur Andersen LLP regarding the change in certifying accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MAIN STREET AND MAIN INCORPORATED


Dated: September 14, 2001               /s/ Bart A. Brown Jr.
                                        ----------------------------------------
                                        Bart A. Brown Jr.,
                                        Chief Executive Officer



Dated: September 14, 2001               /s/ Lawrence K. White
                                        ----------------------------------------
                                        Lawrence K White,
                                        Vice President of Finance and Treasurer